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                                                   Exhibit 3.1

               CERTIFICATE OF OWNERSHIP AND MERGER
                            MERGING
                         NAMECO, INC.
                             INTO
                       USAIR GROUP, INC.

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             Pursuant to Sections 103 and 253 of the
         General Corporation Law of the State of Delaware


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     USAir Group, Inc., a Delaware corporation (the
"Corporation"), does hereby certify:

     FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: The Corporation owns 100% of the outstanding shares of each class of the capital stock of Nameco, Inc., a Delaware corporation (the "Subsidiary").

     THIRD: The Board of Directors of the Corporation, by resolutions duly adopted a meeting held on November 13, 1996 (true and correct copies of which are attached hereto as Exhibit
A), has authorized the merger of the Subsidiary with and into the Corporation (the "Merger"). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").

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     FIFTH:  At the effective time of the Merger the name of the
Surviving Corporation shall be changed to US Airways Group, Inc.

     SIXTH:  The Merger shall become effective at 5:00 p.m.
(Delaware time) on February  21 , 1997.

     IN WITNESS WHEREOF, USAir Group, Inc. has caused this
Certificate of Ownership and Merger to be executed in its corporate name this 17th day of February, 1997.

                                       USAIR GROUP, INC.

                                       By: /s/ Michelle V. Bryan
                                           ---------------------
                                       Name:   Michelle V. Bryan
                                       Title:  Secretary



































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                                                      EXHIBIT A

     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to cause the formation of Nameco, Inc. (the "Subsidiary"), as a wholly owned subsidiary of the Corporation under and pursuant to the laws of the State of Delaware; that the Subsidiary shall be merged with and into the Corporation (the "Merger") and the Corporation shall be the surviving corporation (the "Surviving Corporation") of the Merger; that in connection with the Merger the Surviving Corporation shall change its name to US Airways Group, Inc.; that, from and after the effective time of the Merger, the certificate of incorporation of the Corporation shall be the certificate of incorporation of the Surviving Corporation, the bylaws of the Corporation shall be the bylaws of the Surviving Corporation, the officers and directors of the Corporation shall be the officers and directors of the Surviving Corporation, the outstanding common stock and other securities of the Corporation shall remain outstanding as the common stock and other securities of the Surviving Corporation and the outstanding common stock of the Subsidiary shall be canceled; that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare and execute a Certificate of Ownership and Merger and to cause such Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware pursuant to Sections 103 and 253 of the General Corporation Law of the State of Delaware; and that the Merger shall be effective at the time stated in such Certificate of Ownership and Merger; and

     FURTHER RESOLVED, that, upon the effectiveness of the Merger, a Restated Certificate of Incorporation be prepared which only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as theretofore amended or supplemented; such Restated Certificate of Incorporation be, and it hereby is, approved and adopted in all respects as and for the Restated Certificate of Incorporation of the Corporation; and that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to cause such Restated Certificate of Incorporation, as restated, to be filed with the Secretary of State of the State of Delaware pursuant to Section 245 of the General Corporation Law of the State of Delaware; and

     FURTHER RESOLVED, that, upon the effectiveness of the Merger, the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to prepare or cause to be prepared forms of (i) a certificate to evidence shares of common stock of the Corporation, par value $1.00 per share ("Common Stock"), (ii) a certificate to evidence the 9 1/4% Series A Cumulative Convertible Redeemable Preferred Stock, without par value ("Series A Preferred Stock"), (iii) a certificate to evidence the Series B Cumulative Convertible Preferred Stock, without par value ("Series B Preferred Stock"), and (iv) a certificate to evidence the Junior Participating Preferred Stock Series D, without par value ("Series D Preferred Stock"), (v) a certificate to evidence the Series F Cumulative Convertible Senior Preferred Stock, without par value ("Series F Preferred Stock"), (vi) a certificate to evidence the Series T-1 Cumulative Convertible Exchangeable Senior Preferred Stock, without par value ("Series T-1 Preferred Stock"), (vii) a certificate to evidence the Series T-2 Cumulative Convertible Exchangeable Senior Preferred Stock, without par value ("Senior T-2 Preferred Stock"), in each case reflecting the change in corporate name resulting from the Merger; that such forms of Common Stock

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 certificate, Series A Preferred Stock certificate, Series B
Preferred Stock certificate, Series D Preferred Stock certificate, Series F Preferred Stock certificate, Series T-1 Preferred Stock certificate, and Series T-2 Preferred Stock certificate shall be adopted, to the same extent as if presented to and adopted by the Board of Directors at this meeting, provided that a copy thereof be affixed to these minutes by the Secretary or Assistant Secretary; that the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to execute such Common Stock certificates, Series A Preferred Stock certificates, Series B Preferred Stock certificates, Series D Preferred Stock certificates, Series F Preferred Stock certificates, Series T-1 Preferred Stock certificates, and Series T-2 Preferred Stock certificates; that any or all of such signatures on such Common Stock certificates, Series A Preferred Stock certificates, Series B Preferred Stock certificates, Series D Preferred Stock certificates, Series F Preferred Stock certificates, Series T-1 Preferred Stock certificates, and Series T-2 Preferred Stock certificates may be facsimile signatures; and that in case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such Common Stock certificates, Series A Preferred Stock certificates, Series B Preferred Stock certificates, Series D Preferred Stock certificates, Series F Preferred Stock certificates, Series T-1 Preferred Stock certificates, and Series T-2 Preferred Stock certificates shall have ceased to be such officer, transfer agent or registrar before the issuance thereof, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue; and

     FURTHER RESOLVED, that, upon the effectiveness of the Merger, the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to prepare or cause to be prepared a corporate seal, reflecting the change in corporate name resulting from the Merger; that such corporate seal shall be adopted, to the same extent as if presented to and adopted by the Board of Directors at this meeting, provided that an impression of such corporate seal be affixed to these minutes by the Secretary or Assistant Secretary; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute, deliver and file or cause to be prepared, executed, delivered and filed any and all documents and to take any and all actions with federal, state, local and foreign authorities and with the New York Stock Exchange, Inc., as they or any of them may deem necessary or appropriate to effect the corporate name change and Merger contemplated by the foregoing resolutions and to carry out fully the purpose and intent of such resolutions; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take all actions necessary to adopt and approve the proposed name change of USAir, Inc., a wholly owned subsidiary of the Corporation, to US Airways, Inc. as set forth in a Certificate of Amendment to the Restated Certificate of Incorporation of USAir, Inc.; and

     FURTHER RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, approved, adopted, ratified, confirmed and accepted in all respects.